                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 12 to the Registration Statement on Form N1-A of our report dated March 31,
2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Report to Shareholders of the Prime Money Market
Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Experts", "Independent Accountants" and "Financial Statements" in such
Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
April 16, 2001